EXHIBIT 8.2


      OPINION OF MORGAN, LEWIS & BOCKIUS LLP WITH RESPECT TO MATERIAL
                  COMMONWEALTH OF PENNSYLVANIA TAX MATTERS


 July 14, 1999


 PP&L Transition Bond Company LLC
 Two North Ninth Street
 Allentown, Pennsylvania  18101

 Re:  PP&L Transition Bond Company LLC, Transition Bonds

 Ladies and Gentlemen:

 We have acted as special counsel to PP&L Transition Bond Company LLC, a Delaware limited liability company (the "Company"), in connection with the preparation of the Registration Statement, as amended to the date hereof, filed on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of Transition Bonds of the Company to be offered from time to time as described in the prospectus (the "Prospectus") included as part of the Registration Statement.

 We hereby adopt and confirm to you our opinion as set forth under the headings "Summary of Terms - Prospectus -- Tax Status" and "Material Income Tax Matters for the Transition Bondholders -- Material Commonwealth of Pennsylvania Tax Matters" in the Prospectus, and hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the headings "Summary of Terms - Prospectus -- Tax Status" and "Material Income Tax Matters for the Transition Bondholders -- Material Commonwealth of Pennsylvania Tax Matters" in the Prospectus.

 Very truly yours,

 MORGAN, LEWIS & BOCKIUS LLP